UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2019 (October 8, 2019)

PARKER DRILLING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-7573	73-0618660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100

Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

(281) 406-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PKD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement

On October 8, 2019, Parker Drilling Company (the “Company”), PD Holdings Domestic Company s.a.r.l., and certain of the Company’s subsidiaries, entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), which amends and restates that certain Credit Agreement, dated as of March 26, 2019, by and among the Company and certain of its subsidiaries as borrowers, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and Bank of America, N.A. and Deutsche Bank Securities Inc. as joint lead arrangers and joint bookrunners, and acknowledged and agreed to by certain of the Company’s subsidiaries, as guarantors.

The Amended and Restated Credit Agreement provides for, among other things: (1) the lenders’ continuation of $50.0 million in aggregate commitments; (2) a reduction of potential incremental aggregate commitments from $75.0 million to $50.0 million; (3) the extension of the maturity date from March 26, 2023 to October 8, 2024, subject to restrictions, including the refinancing of the Company’s existing term loan facility; (4) a reduction of the interest rate to LIBOR plus a range of 1.75% to 2.25% (based on availability); (5) the reduction of the unused commitment fee from 0.50% to between 0.25% and 0.375% (based on utilization); (6) a revised calculation of the borrowing base; (7) the addition of Parker Drilling Company North America, Inc. as a borrower and the inclusion of its collateral in the borrowing base upon the completion of a field examination; (8) the replacement of the $25.0 million liquidity covenant with a minimum fixed charge coverage ratio requirement of 1.0x when excess availability is less than the greater of (A) 20.0% of the lesser of commitments and the borrowing base and (B) $10.0 million; and (9) the ability of the Company to grant a second priority lien on non-working capital assets in the event of a refinancing of its existing term loan facility.

Under the Amended and Restated Credit Agreement, the Company has agreed to pay an upfront arrangement fee and commitment fee, as well as an annual administrative agent fee.

This summary of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Amended and Restated Credit Agreement is incorporated herein by reference, as applicable.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Number	Exhibit

10.1	Amended and Restated Credit Agreement, dated as of October 8, 2019, among Parker Drilling Company, as borrower, and Bank of America, N.A., as administrative agent, and the lenders and other parties party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: October 15, 2019	By:	/s/ Michael W. Sumruld
	Name:	Michael W. Sumruld
	Title:	Senior Vice President and Chief Financial Officer

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